APPLIED INTELLIGENCE GROUP, INC.

                  EMPLOYEE STOCK PURCHASE PLAN



                 Effective Date: April 1, 1997

 APPLIED INTELLIGENCE GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN

                                Table of Contents

ARTICLE I      NAME AND PURPOSE OF PLAN                       A-1
               1.1   Name of Plan                             A-1
               1.2   Purpose                                  A-1

ARTICLE II     DEFINITIONS                                    A-1
               2.1   Definitions                              A-1
               2.2   Construction                             A-4

ARTICLE III    FUNDING AND EARLY WITHDRAWAL OF ACCOUNTS       A-5
               3.1   Stock Purchase Accounts                  A-5
               3.2   Participant's Contributions              A-5
               3.3   Continued Participation; Voluntary
                       Withdrawal from Plan                   A-5
               3.4   Withdrawal by Terminating Participant    A-5
               3.5   Reparticipation                          A-5
               3.6   Interest Accrual                         A-6

ARTICLE IV     EXERCISE OF STOCK OPTION                       A-6
               4.1   Exercise                                 A-6
               4.2   Amount of Shares of Stock                A-6
               4.3   Distribution                             A-7
               4.4   Fractional Shares                        A-7
               4.5   Issuance of Shares                       A-7

ARTICLE V      MAXIMUM SHARES OF STOCK AVAILABLE              A-7
               5.1   Maximum Number of Shares Available
                      to Participants                         A-7
               5.2   Maximum Authorized Shares                A-7
               5.3   Termination  of Offering  for  the
                      Second and Subsequent Purchase Periods  A-7

ARTICLE VI     ADMINISTRATION                                 A-7
               6.1   Appointment of Committee                 A-7
               6.2   Committee Powers and Duties              A-8
               6.3   Committee to Make Rules and Interpret
                      Plan                                    A-8

ARTICLE VII    AMENDMENT OF THE PLAN                          A-8

ARTICLE VIII   RECAPITALIZATION AND EFFECT OF CERTAIN
               TRANSACTIONS                                   A-8
               8.1  Stock Adjustments                         A-8
               8.2  Effect of Certain Transactions            A-9
               8.3  Stockholder Approval                      A-9

ARTICLE IX     MISCELLANEOUS                                  A-9
               9.1  Notices                                   A-9
               9.2  Application of the Funds                  A-9
               9.3  Repurchase of Stock                       A-9
               9.4  Alternate Contribution Methods            A-9
               9.5  Nonassignability                         A-10
               9.6  Government Regulation                    A-10
               9.7  Effective Date of Plan                   A-10
               9.8  Termination of Plan                      A-10
               9.9  Obligations to Exercise Stock Option     A-10
               9.10 Right to Continued Employment            A-10
               9.11 Reliance on Reports                      A-10
               9.12 Applicable Law                           A-10
               9.13 Construction                             A-10



 APPLIED INTELLIGENCE GROUP, INC. EMPLOYEE STOCK PURCHASE PLAN

                           ARTICLE I

                    NAME AND PURPOSE OF PLAN

           I.1   Name  of  Plan.  This Plan shall  be  known  as:
Applied Intelligence Group, Inc. Employee Stock Purchase Plan.

           I.2 Purpose. The Applied Intelligence Group, Inc. Employee Stock Purchase Plan, by offering Employees the opportunity to purchase the Company's Stock through payroll deductions, is intended to encourage participation in the ownership and economic progress of the Company. Employees may only be granted Stock Options to purchase Stock. Except as otherwise provided in the Plan, by reason of their employment relationship with the Company and/or the Employer, all Employees of all Employers will be eligible to participate in the Plan.

                           ARTICLE II

                          DEFINITIONS

           II.1 Definitions. Where the following capitalized words and phrases appear in either a singular or plural form in this instrument, they shall have the respective meanings set forth below unless a different context is clearly expressed herein.

               (a)  Account and Account Balance:

                          (i)  The word "Account" shall mean  the
               record established and maintained to record the interest in the Plan of each Participant in accordance with Article III.

                          (ii)  The words "Account Balance" shall
               mean   the   credited  balance   standing   in   a
               Participant's Account from time to time.

               (b) Board: The word "Board" shall mean the Board of Directors of the Company.

                (c)   Code:   The  word  "Code"  shall  mean  the
          Internal Revenue Code of 1986, as amended from time to time.

                (d) Committee: The word "Committee" shall mean the Compensation Committee of the Board referred to in
          Article VI.

                (e)   Company:   The  word "Company"  shall  mean
          Applied   Intelligence   Group,   Inc.,   an   Oklahoma
          corporation.

               (f) Employee: The word "Employee" shall mean any person employed by the Employer on the basis of an employer-employee relationship who receives remuneration for personal services rendered to the Employer.

               (g) Employer: The word "Employer" shall mean the Company and any Subsidiary of the Company.

                (h) Exercise Date: The words "Exercise Date" shall mean the last day of each calendar quarter during which the Plan is in existence, being June 30, 1997, September 30, 1997, December 31, 1997, March 31, 1998,
          June  30, 1998, September 30, 1998, December 31,  1998,
          March  31,  1999,  June 30, 1999, September  30,  1999,
          December  31,  1999,  March 31, 2000,  June  30,  2000,
          September 30, 2000, December 31, 2000, March 31,  2001,
          June  30, 2001, September 30, 2001, December 31,  2001,
          and March 31, 2002.

                (i) Fair Market Value: The words "Fair Market Value" shall mean (A) during such time as the Stock is listed upon the New York Stock Exchange or other exchanges or the NASDAQ/National Market System, the closing price of the Stock on such stock exchange or exchanges or the NASDAQ/ National Market System on the day for which such value is to be determined, or if no sale of the Stock shall have been made on any such stock exchange or the NASDAQ/National Market System that day, on the next preceding day on which there was a sale of such Stock or (B) during any such time as the Stock is not listed upon an established stock exchange or the NASDAQ/National Market System, the mean between dealer "bid" and "ask" prices of the Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc.

                (j) Granting Date: The words "Granting Date" shall mean the beginning of each applicable Purchase Period, being April 1, 1997, July 1, 1997, October 1, 1997, January 1, 1998, April 1, 1998, July 1, 1998,
          October 1, 1998, January 1, 1999, April 1, 1999, July 1, 1999, October 1, 1999, January 1, 2000, April 1,
          2000,  July 1, 2000, October 1, 2000, January 1,  2001,
          April  1,  2001,  July 1, 2001, October  1,  2001,  and
          January 1, 2002.

                 (k) Option Agreement: The words "Option Agreement" shall mean an agreement to be executed by the Participant and the Company, which shall comply with the terms of the Plan and shall be in such form as the Committee agrees upon from time to time.

               (l) Option Price: The words "Option Price" shall mean the price which shall be paid by the Participant from his Account for any Stock purchased on an applicable Exercise Date pursuant to any Stock Option granted to such Participant; provided, such option price shall be the lesser of:

                          (i)  85%  of the per share Fair  Market
               Value on the Granting Date of the Purchase Period applicable to such Participant: or

                          (ii)  85% of the per share Fair  Market
               Value on the Exercise Date of the Purchase Period applicable to such Participant.

          Provided, in no event shall the Option Price per share be less than the par value of the Stock.

                (m)   Participant:  The word "Participant"  shall
          mean an Employee (i) who executes with the Company an Option Agreement on or prior to a Granting Date, (ii) who on such Granting Date has been continuously employed by the Employer for at least six months, and
          (iii) whose customary employment is more than 20 hours per week and more than five months in any calendar year. Provided, for purposes of calculating the foregoing six month service requirement for an Employee, all employment service with the Company and its Subsidiaries will be recognized. The word "Participant" shall also include the legal representative of a deceased Participant, and a Participant who, within one month prior to the end of the applicable Purchase Period for which he is a Participant, terminates his employment with the Employer on account of (i) retirement on or after age 55, (ii) retirement because of disability, (iii) lay off by the Employer, or (iv) an authorized leave of absence granted by the Employer. "Disability" for purposes of this Subsection (m) shall mean a physical or mental condition which, in the judgment of the Committee, totally and permanently prevents a Participant from engaging in any substantial gainful employment with the Employer. A determination that disability exists shall be based upon independent medical evidence satisfactory to the Committee. In the event that any Employer ceases to be a Subsidiary of the Company, the Employees of such Employer will be deemed to have terminated employment as of such date.

                (n)   Plan:   The  word "Plan"  shall  mean  this
          Applied   Intelligence  Group,  Inc.   Employee   Stock
          Purchase Plan, and any amendments thereto.

                (o) Purchase Period: The words "Purchase Period" shall mean any calendar quarter of each year during which the Plan is in existence, as follows:

                          (i)  "First Purchase Period"--April  1,
               1997 through June 30, 1997.

                          (ii) "Second Purchase Period"--July  1,
               1997 through September 30, 1997.

                          (iii)  "Third Purchase Period"--October
               1, 1997 through December 31, 1997.

                          (iv)  "Fourth Purchase Period"--January
               1, 1998 through March 31, 1998.

                          (v)  "Fifth Purchase Period"--April  1,
               1998 through June 30, 1998.

                          (vi)  "Sixth Purchase Period"--July  1,
               1998 through September 30, 1998.

                         (vii) "Seventh Purchase Period"--October
               1, 1998 through December 31, 1998.

                         (viii) "Eighth Purchase Period"--January
               1, 1999 through March 31, 1999.

                          (ix) "Ninth Purchase Period"--April  1,
               1999 through June 30, 1999.

                          (x)  "Tenth  Purchase Period"--July  1,
               1999 through September 30, 1999.

                         (xi) "Eleventh Purchase Period"--October
               1, 1999 through December 31, 1999.

                         (xii) "Twelfth Purchase Period"--January
               1, 2000 through March 31, 2000.

                          (xiii)  "Thirteenth Purchase  Period"--
               April 1, 2000 through June 30, 2000.

                         (xiv) "Fourteenth Purchase Period"--July
               1, 2000 through September 30, 2000.

                           (xv)   "Fifteenth  Purchase  Period"--
               October 1, 2000 through December 31, 2000.

                           (xvi)  "Sixteenth  Purchase  Period"--
               January 1, 2001 through March 31, 2001.

                          (xvii)  "Seventeenth Purchase Period"--
               April 1, 2001 through June 30, 2001.

                          (xviii)  "Eighteenth Purchase Period"--
               July 1, 2001 through September 30, 2001.

                          (xix)  "Nineteenth  Purchase  Period"--
               October 1, 2001 through December 31, 2001.

                           (xx)   "Twentieth  Purchase  Period"--
               January 1, 2002 through March 31, 2002.

                (p)   Stock:   The word "Stock"  shall  mean  the
          common stock of the Company, par value $.001 per share, authorized for issuance pursuant to the terms of the Plan, subject to Article VIII of the Plan.

               (q) Stock Option: The words "Stock Option" shall mean the right of a Participant on an applicable
          Exercise Date to purchase the number of whole shares of Stock as provided in Article IV.

               (r) Subsidiary: The word "Subsidiary" shall mean any present or future subsidiary corporation of the Company as defined in Section 424 of the Code.

                 (s)    Terminating   Participant:    The   words
          "Terminating Participant" shall mean a Participant who terminates his employment for reasons other than those set forth in Subsection 2.1(m).

            II.2 Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Any word appearing herein in the plural shall include the singular, where appropriate, and likewise the singular shall include the plural, unless the context clearly indicates to the contrary.

                          ARTICLE III

            FUNDING AND EARLY WITHDRAWAL OF ACCOUNTS

            III.1 Stock Purchase Accounts. As of the applicable Granting Date, there shall be established and maintained under the Plan in the name of each Participant (who is a Participant with respect to the Purchase Period pertaining to such Granting Date) an Account which shall be debited and credited in accordance with the following Sections of this
Article III.

           III.2 Participant's Contributions. By becoming a Participant, authorization shall be deemed to be automatically given by the Participant for his periodic contributions which shall be credited to his Account. Prior to the applicable Granting Date, the Participant shall elect in his Option Agreement filed with the Committee the dollar amount of equal periodic contributions which shall be withheld by the Employer by payroll deduction from the Participant's compensation on each payroll payment date. Such dollar amount shall not exceed $20 per payroll payment date ("Contribution Rate"); provided, an election, once made with respect to any Purchase Period cannot be changed after commencement of the Purchase Period; and provided further, a Participant may elect to change his Contribution Rate for succeeding Purchase Periods by notifying the Committee within 10 days of any succeeding Granting Date. If a Participant receives a "hardship withdrawal" from a cash or deferred arrangement established by the Employer under Section 401(k) of the Code, he shall be prohibited from making contributions to his Account under this Plan for a period of 12 months after receipt of such hardship distribution. If a Participant's number of payroll payment dates thereafter shall be changed, appropriate adjustment shall be made so that equal periodic contributions shall be made.

          III.3 Continued Participation; Voluntary Withdrawal from Plan. Once a Participant elects to participate in the Plan, he shall thereafter remain as a Participant until expiration or termination of the Plan, unless he otherwise withdraws from, or otherwise becomes ineligible to participate in the Plan. A legal representative of a deceased Participant and a Participant who terminates employment for any reasons specified in Subsection 2.1(m) within one month prior to the end of the applicable Purchase Period will continue to be a Participant in the Plan until the next succeeding Exercise Date unless such Participant or his representative (in the event of the Participant's death) elects to withdraw from the Plan pursuant to this Section 3.3. A Participant may withdraw from the Plan at any time by filing a written notice with the Committee of withdrawal prior to the next applicable Exercise Date. Upon a Participant's withdrawal, his entire Account Balance, if any, on the date of withdrawal shall be refunded to him.

           III.4 Withdrawal by Terminating Participant. A Terminating Participant shall be deemed to have made an election to withdraw from the Plan on the date his employment terminates. Upon such withdrawal, his entire Account Balance, if any, on the date of withdrawal, shall be refunded to him.

          III.5 Reparticipation. A Participant who withdraws under Section 3.3 within any Purchase Period shall not be eligible to reenter the Plan with respect to the same Purchase Period; provided, a Participant who withdraws from the Plan under
Section 3.3 prior to the end of any Purchase Period shall not be precluded from becoming a Participant with respect to any succeeding Purchase Period if he has satisfied the eligibility requirements of the Plan.

          III.6 Interest Accrual. With respect to the refund or distribution of an Account Balance under either of Sections
3.3 or 3.4, no interest shall be paid or payable. If the Plan is terminated under either of Sections 8.2 or 9.8, the refund of an Account Balance shall be with interest at a per annum rate of 5% and shall be computed upon the average balance in such Participant's Account for the period of time following the Granting Date applicable to such Participant and ending on the day of the withdrawal or distribution.

                           ARTICLE IV

                    EXERCISE OF STOCK OPTION

           IV.1 Exercise. If a Participant has not made an earlier election to withdraw pursuant to either of Sections 3.3 or 3.4, he shall be deemed to have elected to exercise his Stock Option as of each Exercise Date with respect to the applicable Purchase Period.

          IV.2 Amount of Shares of Stock.

                (a) Subject to the Subsection (b) following, the whole number of shares of Stock to which a Participant shall be entitled ("Total Stock Entitlement") upon the applicable Exercise Date shall be determined under the following formula:

               Account Balance = Total Stock Entitlement
               Option Price

          Provided,  the  Account Balance for  purposes  of  this
          Section 4.2 shall be determined without crediting any interest thereon.

               (b)  The Total Stock Entitlement computed for each
          Participant shall be reduced to the extent that any of the following Subsections shall apply:

                         (i)  No Participant shall be entitled to
               participate in the Plan to a greater extent than that permitted under Section 423(b)(3) of the Code. Thus, no Employee may be granted a Stock Option if such Employee, immediately after the Stock Option is granted, owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or any Subsidiary (if applicable). For purposes of this Subsection, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an individual, and stock which the Employee may purchase under all outstanding stock options shall be treated as stock owned by the Employee.

                         (ii) No Participant shall be entitled to
               participate in the Plan to a greater extent than that permitted under Section 423(b)(8) of the Code. Thus, no Employee may be granted a Stock Option which permits his rights to purchase stock under all such "employee stock ownership plans" of the Company and its parent or any Subsidiary (if applicable) intended to qualify under Section 423 of the Code to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such Stock Option is granted) for each calendar year in which such
               Stock Option is outstanding at any time. For purposes of this Subsection, (1) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year; (2) the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such stock option is granted) for any one calendar year; and
               (3) a right to purchase stock which has accrued under one option granted pursuant to any such plan may not be carried over to any other such stock option.

            IV.3 Distribution. A Participant's Total Stock Entitlement as determined under Section 4.2 shall be distributed to him pursuant to Section 4.5 together with any cash which is not applied toward the purchase of whole shares of Stock. No interest shall be payable upon such refunded Account Balance.

           IV.4 Fractional Shares. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to the Participant promptly following the termination of all Purchase Periods, without interest.

          IV.5 Issuance of Shares. The shares of Stock purchased by a Participant on the applicable Exercise Date shall for all purposes, be deemed to have been issued and sold at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a stockholder of the Company shall exist with respect to such shares.

                           ARTICLE V

               MAXIMUM SHARES OF STOCK AVAILABLE

            V.1 Maximum Number of Shares Available to Participants. If on the Exercise Date of any Purchase Period the Total Stock Entitlement for all Participants, determined under
Section 4.2 hereof exceeds the number of shares of Stock available for issuance under the Plan, there shall be a proportionate reduction for the ensuing applicable Purchase Period of each Participant's Total Stock Entitlement in order to eliminate such excess. Notwithstanding any provision herein to the contrary, the maximum number of shares a Participant will be allowed to purchase during any Purchase Period is 50 shares of Stock.

           V.2 Maximum Authorized Shares. Subject to adjustment under Article VIII, the maximum number of shares of Stock which may be issued under the Plan shall not in the aggregate exceed 100,000 shares of Stock whether it be authorized but unissued shares of Stock or treasury shares of Stock.

           V.3 Termination of Offering for the Second and Subsequent Purchase Periods. If in the opinion of the Committee, there is insufficient Stock available for Stock Options at any Granting Date after the October 1, 1997 Granting Date, the Committee may terminate the offering contemplated for any or all succeeding Purchase Periods.

                           ARTICLE VI

                         ADMINISTRATION

           VI.1 Appointment of Committee. The Plan shall be administered by the Committee appointed by the Board and consisting of not less than two members from the Board. The members  of  the  Committee shall serve at the  pleasure  of  the
Board. Any member may serve concurrently as a member of any other administrative committee of any other plan of the Company or its affiliates entitling participants therein to acquire stock, stock options or deferred compensation rights including stock appreciation rights.

           VI.2 Committee Powers and Duties.  The Committee shall
have   all  the  powers  and  authorities  which  are  reasonably appropriate and necessary to discharge its duties under the Plan.

           VI.3 Committee to Make Rules and Interpret Plan. The Committee, in its sole discretion, shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise rules and regulations with respect to the administration of the Plan and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

                          ARTICLE VII

                     AMENDMENT OF THE PLAN

           The Board may at any time, or from time to time, amend the Plan in any respect consistent with Sections 421 and 423 of the Code, except that, without approval of the stockholders, no amendment shall (i) increase the maximum number of shares reserved under the Plan other than as provided in Article VIII, or (ii) make the Plan available to any person who is not a Participant.

                          ARTICLE VIII

      RECAPITALIZATION AND EFFECT OF CERTAIN TRANSACTIONS

           VIII.1 Stock Adjustments. In the event that the shares of Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share available under and subject to the Plan as provided in Section 5.2 hereof, and each share theretofore appropriated or thereafter subject or which may become subject to Stock Options under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, in no such event will such adjustment result in a modification of any Stock Option as defined in
Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Stock, or any stock or other securities into which the Stock shall have been changed or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Stock Option theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Stock available under the Plan or to which any Stock Option relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% in the number of shares of Stock available under the Plan or to which a Stock Option relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Section 8.1 and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this
Section 8.1 which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Stock relating to any Stock Option immediately prior to exercise of such Stock Option.

           No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. Any adjustments under this Section 8.1 shall be made according to the sole discretion of the Company, and its decision shall be binding and conclusive.

           VIII.2 Effect of Certain Transactions. Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any Stock Option hereunder shall pertain to and apply to the shares of stock of the Company, but a dissolution or liquidation of the Company or merger or consolidation in which the Company is not the surviving or the resulting corporation shall cause the Plan and any Stock Option hereunder to terminate upon the effective date of such dissolution, liquidation, merger or consolidation, and the Account Balance of each Participant shall be refunded to him. Provided, that for the purpose of this
Section 8.2, if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in the identity, form or place of organization of the Company accomplished in accordance with
Section 368(a)(1)(F) of the Code, then, such event shall not cause a termination.

           VIII.3 Stockholder Approval. The Plan shall be approved by the holders of a majority of the outstanding shares of Stock, present, or represented, and entitled to vote at a meeting called for such purposes, which approval must occur within the period ending twelve (12) months after the date the Plan is adopted by the Board. In the event stockholder approval is not obtained within such twelve-month period, the Plan and all such Stock Options and such Stock shall be void.

                           ARTICLE IX

                         MISCELLANEOUS

           IX.1  Notices.   Any notice which a Participant  files
pursuant to the Plan shall be on the form prescribed by the Committee and shall be effective when received by the Committee.

           IX.2 Application of the Funds. All funds received by the Company under the Plan may be used for any corporate purpose.

           IX.3 Repurchase of Stock. The Company shall not be required to repurchase from any Participant shares of Stock which he acquired under the Plan.

           IX.4 Alternate Contribution Methods. If authorized payroll deductions of a Participant's periodic contributions under Section 3.2 are not permitted by reason of the provisions of any law applicable to an Employer, the Committee shall adopt an appropriate alternative method under which affected
Participants may make payment for shares of Stock purchased hereunder which would otherwise have been made pursuant to
Section 3.2.

           IX.5 Nonassignability. Stock Options are exercisable only by the Participant during his lifetime, or by his estate or the person who acquires the right to exercise such Stock Option upon his death by bequest or inheritance, and are not transferable by him other than by will or the laws of descent and distribution. No Stock Option shall be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except for transfer by will or the laws of descent and distribution. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Stock Option contrary to the provisions hereof, shall be void and ineffective, shall give no right to any purported transferee, and may, at the sole discretion of the Committee, result in forfeiture of the Stock Option involved in such attempt.

           IX.6 Government Regulation. The Company's obligation to sell and deliver the Stock under the Plan is at all times subject to any and all approvals, rules and regulations of any governmental authority required in connection with the authorization, issuance, sale or delivery of such Stock.

           IX.7 Effective Date of Plan. The Plan shall become effective on April 1, 1997, if within twelve months after that date the Plan has been approved by the holders of a majority of the common stock of the Company present, or represented, and entitled to vote at a meeting called for such purposes.

           IX.8 Termination of Plan. The Plan shall continue in effect through March 31, 2002, unless terminated pursuant to
Section 8.2 or by the Board, which shall have the right to terminate the Plan at any time. Upon the termination of the Plan pursuant to this Section 9.8 or Section 8.2, the Account Balance of each Participant shall be refunded to the Participant.

           IX.9  No  Obligations to Exercise Stock  Option.   The
granting of a Stock Option shall impose no obligation upon the Participant to exercise his Stock Option.

          IX.10 Right to Continued Employment. Participation in the Plan shall not give any Participant any right to remain in the employ of the Employer. The Employer reserves the right to terminate any Participant at any time.

           IX.11 Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

           IX.12 Applicable Law. This Plan shall be governed by and interpreted in accordance with the laws of the State of Oklahoma.

           IX.13 Construction. It is intended that this Plan shall qualify in accordance with Sections 421 and 423 of the Code, and the provisions of this Plan shall be interpreted and applied in a manner consistent with such intent. Pursuant to the terms of the Plan and the applicable provisions of the Code, all Participants in the Plan will have the same rights and privileges and all such Participants will be treated in an equal, uniform and nondiscriminatory manner.